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                                                                   EXHIBIT 12-36
                               DTE ENERGY COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       Twelve Months Ended December 31
                                        --------------------------------------------------------------
                                           2005         2004         2003         2002         2001
                                        ----------   ----------   ----------   ----------   ----------
(Millions of Dollars)
Earnings:
  Pretax earnings....................   $      497   $      423   $      287   $      485   $      202
     Adjustments.....................            5            2           26           24           31
     Fixed charges...................          547          544          569          557          476
                                        ----------   ----------   ----------   ----------   ----------
Net earnings                            $    1,049   $      969   $      882   $    1,066   $      709
                                        ----------   ----------   ----------   ----------   ----------

Fixed charges:
  Interest expense...................   $      519   $      516   $      545   $      553   $      468
     Adjustments.....................           28           28           24            4            8
                                        ----------   ----------   ----------   ----------   ----------
Fixed charges                           $      547   $      544   $      569   $      557   $      476
                                        ----------   ----------   ----------   ----------   ----------

Ratio of earnings to fixed charges            1.92         1.78         1.55         1.91         1.49
                                        ==========   ==========   ==========   ==========   ==========
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